                                                                    EXHIBIT 10.8

                     BEER BOTTLE TECHNOLOGY OPTION AGREEMENT


                  This BEER BOTTLE TECHNOLOGY OPTION AGREEMENT, dated as of June ___, 1999, (this "Agreement") is between AMERICAN NATIONAL CAN GROUP, INC., a Delaware corporation ("ANC Group"), and PECHINEY, a corporation (societe anonyme) organized and existing under the laws of the Republic of France ("Pechiney").

                  WHEREAS, Pechiney owns or controls certain patents, related to the development and production of multi-layer plastic beer bottles which are listed in Exhibit A to this Agreement (the "Bottle Technology");

                  WHEREAS, Pechiney wishes to provide ANC Group with, and ANC Group wishes to have, access to the Bottle Technology, subject to the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                  SECTION 1. Bottle Technology Joint Venture Negotiation. ANC Group and Pechiney agree that, if ANC Group determines to enter into the market for production of multi-layer plastic beer bottles, ANC Group may, at any time, within two years from the date of this Agreement, request in writing from Pechiney access to the Bottle Technology. Pechiney shall have 30 calendar days after receiving ANC Group's written request to notify ANC Group that Pechiney desires to negotiate with ANC Group concerning the formation of a joint venture arrangement between Pechiney and ANC Group in respect of the Bottle Technology. If Pechiney shall timely provide such notice to ANC Group, Pechiney and ANC Group shall undertake to negotiate diligently and in good faith for a period of up to 120 calendar days in order to attempt to agree upon the terms and structure of a joint venture in respect of the Bottle Technology.

                  SECTION 2. Agreement to License Bottle Technology. (a) If Pechiney shall fail to deliver the notice required under Section 1 by the expiry of the 30 calendar day period or if the negotiations conducted in accordance with Section 1 shall fail to result in an agreement between Pechiney and ANC Group with respect to the Bottle Technology upon the expiry of the 120 day period, Pechiney and ANC Group shall enter into a non-exclusive license agreement relating to the Bottle Technology, with a right to sublicense as defined therein, at market rates (or at a reasonably equivalent rate agreed by the parties in good faith) and substantially in the same form as the License Agreement attached hereto as Exhibit B.

                  (b) If ANC Group and Pechiney are unable to agree in good faith upon the rate and related financial terms for the license of the Bottle Technology within [60] calendar days following the expiry of the 120 day period in Section 1 or, if applicable, the 30 day period in Section 2(a), the parties will submit the unresolved terms to an independent expert to be mutually



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agreed by the parties for review and determination. The parties shall cause such expert to review the unresolved terms as promptly as practicable. The independent expert shall issue a written report of its review, and the determination of the terms submitted for review shall be conclusive and binding on ANC Group and Pechiney.

                  SECTION 3. Duration; Termination. This Agreement shall terminate 2 years from the date of this Agreement and thereafter shall be of no further force and effect. Notwithstanding the immediately preceding sentence, either party may terminate this Agreement upon the occurrence of a Change of Control Event involving the other party. With respect to each party, a "Change of Control Event" shall mean a transaction involving (i) a sale of all or a substantial portion of such party's assets (ii) a sale of 50% or more of such party's capital stock or (iii) a merger in which such party is not the surviving entity. The party seeking to terminate this Agreement shall deliver notice of such termination within 14 calendar days of receiving written notice of such Change of Control Event from the other party.

                  SECTION 4. Non-Exclusivity. Nothing in this Agreement shall restrict the right of Pechiney to enter into agreements or arrangements with any third party in respect of the Bottle Technology.

                  SECTION 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

                  SECTION 6. Arbitration. (a) Any controversy, claim or dispute arising out of or in connection with this Agreement or the breach, termination, enforceability or validity hereof, including without limitation the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 6, shall be fully and finally determined exclusively by binding arbitration in accordance with the rules of the International Chamber of Commerce (the "ICC Rules"). The seat of the arbitration shall be the Paris, France. The arbitral tribunal shall be comprised of three arbitrators appointed in accordance with the ICC Rules.

                  (b) No provision of, nor the exercise of any rights under, this Section 6 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the County of New York, State of New York (which shall have exclusive jurisdiction for purposes of this Section 6(b)) before, during or after the pendency of any arbitration, solely for the purpose of seeking provisional remedies in aid of the arbitration, including, but not limited to, injunctive relief, in accordance with the ICC Rules. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

                  (c) Judgment upon any award rendered during arbitration may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the County of New York, State of New

York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees.

                  SECTION 7. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

                  SECTION 9. Assignment. This Agreement or any rights or obligations arising hereunder may not be assigned by operation of law or otherwise without the express written consent of ANC and Pechiney (which consent may be granted or withheld in the sole discretion of ANC and Pechiney).

                  SECTION 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                               PECHINEY


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



                                               AMERICAN NATIONAL CAN GROUP, INC.


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A

                        BEER BOTTLE TECHNOLOGY AGREEMENT
                                LICENSED PATENTS


The U.S. Patent Number is provided herein, but the Licensed Patents also include all worldwide corresponding cases.



ANC REF #                TITLE                                                                               U.S. PATENT NO.
----------               ------                                                                                (APPL'N NO.)
                                                                                                               ------------
14,148                   Apparatus for Simultaneously Driving Valve means Through Co-                            4,497,621
14,147                   Plastic Containers with Folded-Over Internal Layers and                                 4,554,190
14,147(&-1)              Plastic Containers with Folded-Over Internal Layers and                                 4,751,035
14,085(&-2)              Method of Obtaining Acceptable Configuration of a Plastic                               4,880,129
14,145                   Polymer Flow Stream Redirecting and Feeding Device                                      4,512,730

14,110                   Plastic Containers for Use in Packaging and Thermal                                     4,579,757
14,146                   Flow Stream Channel Splitter Devices for Multi-Coinjection                              4,511,528
14,085(&-1)              Method of Obtaining Acceptable Configuration of a Plastic                               4,667,454
13,982(&-2)              Multi-Laminate Structure Containing a Scrap Layer and Containers                        4,705,708
P88-0027C1               Method of Packaging Products in Plastic Containers                                      5,251,424

14,590(&C)               Seal Testable Container Structure                                                       5,156,857
13,982(&-1)              Apparatus and Method for Producing Multi-Layered Laminates                              4,522,775
13,389(&-1)              Drying Agent in Multi-layer Polymeric Structure                                         4,425,410
PA1156(&C3)              Easy Open Closure                                                                       5,692,635
(F)14,085                Method of Obtaining Acceptable Configuration of a Plastic                               4,642,968

13,626D1(&C6)            Methods for Injection Molding and Blow-Molding Multi-Layer                               (654,569)



13,626D1(&C5)            Methods for Injection Molding and Blow-Molding Multi-Layer                              5,523,045

13,626-1                 Apparatus for Injection Molding Multi-Layer Articles                                    4,934,915
13,626D1(&C9)            Methods for Injection Molding and Blow-Molding Multi-Layer                               (655,951)

13,626                   Apparatus for Injection Molding and Injection Blow-Molding                              4,712,990
13,486(&-1)              Oxygen Scavenger                                                                        4,702,966
13,389(&-3)              Polymeric Structure Having Improved Barrier Properties and                              4,770,944
13,626D2A                Methods and Apparatus for Injection Molding and Injection Blow                          4,925,100
13,626 D1C               Apparatus for Injection Molding and Injection Blow Molding                              5,037,285

13,948                   Methods and Apparatus for Maintaining a Pressure Contact                                4,518,344
13,626D5                 Methods for Injection Molding and Injection Blow Molding                                4,892,699
13,626D4                 Method for Injection Molding Multi-Layer Articles                                       4,931,246
13,626D3                 Apparatus for Injection Molding and Injection Blow Molding                              4,895,504
13,626D6                 Multi-Layer Molded Articles                                                             4,745,013

13,389(&-3A)             Polymeric Structure Having Improved Barrier Properties                                  4,816,342
13,283(&-2)              Apparatus for Making a Multi-Layer Injection Blow Molded Container                      4,568,261
13,389(&-2)              Drying Agent in Multi-Layer Polymeric Structure                                         4,464,443
13,626D1B                Apparatus for Injection Molding and Injection Blow Molding                              4,946,365
13,284                   Multi-Layer Container and Method of Making Same                                         4,526,821

13,283(&-1)              Apparatus for Making a Multi Layered Blow Molded Container                              4,525,134
13,486                   Oxygen Scavenger                                                                        4,536,409
                         Spin Welding Apparatus & Method of Securing a Closure Ring                            (08/997,954)
13626(&D1C7)             Methods for Injection Molding and Blow-Molding Multi-Layer                            (08/657,622)
13,626(&D1C8)            Methods for Injection Molding and Blow-Molding Multi-Layer                               (657,656)

                         Multilayer Injection Nozzle Assembly                                                  (09/086,994)

24180-124                Transparent Multi-Layer Polypropylene Container with Barrer                           (60/082,118)

Cebal Patents
BR2814                   Aluminum based composite and containers produced                                        5,221,576

Rhenalu Patents
BR 2940                  Strong formable isotropic aluminum alloys for drawing and ironing                       5,516,382

                                                                       EXHIBIT B


                   [Form of License Agreement to be attached.]